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FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2011
Presidential Life Corporation (Exact name of registrant as specified in its charter)
Delaware 000-05486 13-2652144 (State or other jurisdiction (Commission (IRS Employer of incorporation) File Number) Identification No.)
69 Lydecker Street Nyack, New York 10960 (Address of principal executive offices) (Zip Code)
(845) 358-2300
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition

On November 7, 2011, Presidential Life Corporation (the “Company”) issued a press release announcing the Company’s financial results for its fiscal third quarter ended September 30, 2011.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2)  of the Securities Act of 1933, as amended.  In addition, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 9.01  Financial Statements and Exhibits

         (d)      Exhibits:

       99.1   Press Release entitled “Presidential Life Corporation Announces Third Quarter 2011 Results” issued by Presidential Life Corporation on November 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL LIFE CORPORATION

Date: November 7, 2011	By:	/s/ Donald L. Barnes
		Name:	Donald L. Barnes
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit

99.1

Press Release entitled “Presidential Life Corporation Announces Third Quarter 2011 Results” issued by Presidential Life Corporation on November 7, 2011.

Presidential Life Corporation Announces Third Quarter 2011 Results

- Reports third quarter 2011 EPS of $0.10 compared to $0.06 EPS for the third quarter 2010 and

EPS for the nine months ended September 30, 2011 and 2010 of $0.82 and $0.23 respectively –

Nyack, N.Y. (November 7, 2011) — Presidential Life Corporation (“Presidential Life” or the “Company”) (NASDAQ: PLFE) today announced results for the third quarter ended September 30, 2011.  Presidential Life, through its wholly owned subsidiary Presidential Life Insurance Company, is engaged in the sale of individual fixed deferred and immediate annuities, life insurance and accident & health insurance products.

Third quarter 2011 net income was $2.9 million or $0.10 per share, compared with net income of $1.7 million or $0.06 per share for the comparable three-month period in 2010.  Net income for the first nine months of 2011 was $24.2 million or $0.82 per share, compared with a net income of $6.9 million or $0.23 per share for the comparable nine month period in 2010.

Total revenues in the third quarter of 2011 were $54.7 million, a decrease of 29.7% or $23.1 million from $77.8 million in the third quarter of 2010.  Total revenues for the first nine months totaled $193.8 million, a decrease of 6.9% or $14.4 million from $208.2 million for the comparable nine month period in 2010.  These decreases were largely attributable to a decline in individual fixed annuity sales given the low interest rate environment, partially offset by an increase in earnings from our limited partnership portfolio in the first nine months of 2011 relative to 2010.

“Bottom-line results have improved throughout 2011, along with our book value per share, which is at $19.68 per share (excluding other comprehensive income), as of the end of the third quarter.  However, management remains focused on the longer term execution of its core business strategy to expand the individual fixed annuity business.  To that end, progress was made in the current quarter by signing agreements with two major software vendors to supply new systems for policy administration and customer communication. Also, in our continuing efforts to broaden annuity product offerings, product development initiatives began during the current quarter to design a new series of indexed annuities.” said Donald Barnes, Vice Chairman of the Board, CEO and President.

Key Items for the Third Quarter Results

•

Basis point spread1 totaled 148 basis points in the first nine months of 2011 compared to 28 basis points for the first nine months of 2010.

•

Total annuity sales2 of $12.9 million in the third quarter, a decrease of 69% over 2010 levels due to the continued low interest rate environment.

•

Deferred annuity surrenders were $24.2 million in the third quarter of 2011 compared to $26.6 million for the same period in 2010 (a 9.0% decrease) representing average surrender rates for these periods of 1.3% and 1.4%, respectively.

•

Strong capital base with our NAIC Company Action Level Risk-Based Capital (“RBC”) ratio increasing to 526% at the end of the third quarter 2011 versus 449% at year-end 2010.

Discussion of Third Quarter 2011 and Year-to-Date Financial and Operating Results

As previously discussed, total revenues were $54.7 million and $77.8 million in the third quarter of 2011 and 2010, respectively, a decrease of $23.1 million or 29.7%, and were $193.8 million and $208.2 million for the first nine months of 2011 and 2010, respectively, a decrease of $14.4 million or 6.9%.  The decreases from the prior year were largely attributable to a decline in individual fixed annuity sales given the low interest rate environment partially reduced by an increase in earnings from our limited partnership portfolio.

Total insurance revenues were $6.2 million and $25.4 million in the third quarter of 2011 and 2010, respectively, a decrease of $19.2 million or 75.6%, and were $19.5 million and $53.3 million for the first nine months of 2011 and 2010, respectively, a decrease of $33.8 million or 63.4%.  Immediate annuity considerations with life contingencies were $1.6 million and $21.1 million in the third quarter of 2011 and 2010, respectively, a decrease of $19.5 million or 92.4%, and were $6.0 million and $40.3 million for the first nine months of 2011 and 2010, respectively, a decrease of $34.3 million or 85.1%.  Life insurance and accident & health premiums were $4.6 million and $4.3 million in the third quarter of 2011 and 2010, respectively, an increase of $0.3 million or 7.0%, and were $13.5 million and $13.0 million for the first nine months of 2011 and 2010, respectively, an increase of $0.5 million or 3.8%.

Sales of deferred annuities and immediate annuities without life contingencies were $11.3 million and $20.5 million in the third quarter of 2011 and 2010, respectively, a decrease of $9.2 million or 44.9%, and were $40.8 million and $66.3 million for the first nine months of 2011 and 2010, respectively, a decrease of $25.5 million or 38.5%. The decreases were primarily due to the low interest rate environment that continued throughout the first nine months of 2011.

Net investment income was $48.2 million and $49.8 in the third quarter of 2011 and 2010, respectively, a decrease of $1.6 million or 3.2%, and was $146.6 million and $147.7 million for the first nine months of 2011 and 2010, respectively, a decrease of $1.1 million or 0.7%.   Net realized investment gains (losses), including other-than-temporary impairments (“OTTI”), were $(0.9) million and $1.8 million in the third quarter of 2011 and 2010, respectively, a reduction of $2.7 million, and were $20.9 million and $7.9 million in the first nine months of 2011 and 2010, respectively, an increase of $13.0 million.  The year-to-date increase was largely due to gains related to distributions from limited partnerships (accounted for under the fair value method).  These gains included the liquidation of one hedge fund which was held in the Company’s limited partnership portfolio that resulted in a realized investment gain of approximately $10.6 million.   These gains were partially offset by a decrease in the fair value of payor swaptions of $5.0 million due to lower interest rates.  The Company’s investment yield for the first nine months of 2011 was 6.47 % versus 5.29% for the same period in 2010.

Interest credited and benefits paid and accrued to policyholders were $43.8 million and $66.7 million in the third quarter of 2011 and 2010, respectively, a decrease of $22.9 million or 34.3%, and were $131.8 million and $173.6 million for the first nine months of 2011 and 2010, respectively, a decrease of $41.8 million or 24.1%.  The decrease is principally due to the decline in sales of immediate annuities with life contingencies in 2011 relative to 2010.  General expenses and commissions to agents were $5.2 million and $7.4 million in the third quarter of 2011 and 2010, respectively, a decrease of $2.2 million or 29.7%, and were $20.6 million and $19.5 million for the first nine months of 2011 and 2010, respectively,  an increase of $1.1 million or 5.6% from the same respective periods in 2010.   The third quarter decline is principally due to lower sales and a related decrease in commissions.  The year-to-date increase was primarily due to an increase in general expenses including severance costs, the New York State triennial examination and legal/accounting expenses associated with Company’s financial restatements partially offset by lower commissions.

The Company recorded an income tax expense of $1.5 million and $0.9 million in the third quarter of 2011 and 2010, respectively, an increase of $0.6 million.  Income tax expense was $12.7 million and $3.7 million for the first nine months of 2011 and 2010, respectively, an increase of $9.0 million.  The increase in income tax expense for 2011 relative to 2010 was due to higher pre-tax income.

Cautionary statement regarding forward-looking statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, quotations from management, statements about our future plans and business strategy, and expected or anticipated future events or performance.

These forward-looking statements involve risks and uncertainties that are discussed in our filings with the Securities and Exchange Commission, including economic, competitive, legal and other factors.  Accordingly, there is no assurance that our plans, strategy and expectations will be realized.  Actual future events and results may differ materially from those expressed or implied in forward-looking statements.

About Presidential Life

Presidential Life Corporation, through its wholly owned subsidiary Presidential Life Insurance Company, has a proud and distinguished history as a provider of individual fixed deferred and immediate annuities, life insurance and accident & health insurance products to financial service professionals and their clients.  Headquartered in Nyack, New York, the Corporation was founded in 1969 and, through the Insurance Company, markets its products in 50 states and the District of Columbia.  For more information, visit our website www.presidentiallife.com.

Contacts

Presidential Life Corporation Donald Barnes Vice Chairman of the Board, CEO and President (845) 358-2300 ext. 250	Presidential Life Corporation P.B. (Pete) Pheffer Senior Vice President, CFO and Treasurer (845) 358-2300 ext. 205

PRESIDENTIAL LIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS:
Investments:
Fixed maturities:
Available for sale at market (Amortized cost
of $3,198,134 and $3,209,803 respectively)	$3,521,326	$3,391,998
Common stocks (Cost of $748 and
$472, respectively)	1,229	1,279
Derivative instruments, at fair value	4,051	9,402
Real estate	415	415
Policy loans	18,336	19,607
Short-term investments	145,537	107,958
Limited Partnerships	208,252	195,501
Total Investments	3,899,146	3,726,160

Cash and cash equivalents	3,687	5,924
Accrued investment income	46,063	42,757
Deferred policy acquisition costs	41,709	57,298
Furniture and equipment, net	497	376
Amounts due from reinsurers	18,315	16,644
Amounts due from investments transactions	1,319	49,005
Federal income taxes recoverable	-	2,627
Other assets	1,391	1,495
TOTAL ASSETS	$4,012,127	$3,902,286

LIABILITIES AND SHAREHOLDERS' EQUITY:
Liabilities:
Policy Liabilities:
Policyholders' account balances	$2,349,930	$2,401,482
Annuity	640,911	663,456
Life and accident and health	83,632	81,081
Other policy liabilities	16,089	11,718
Total Policy Liabilities	3,090,562	3,157,737
Deposits on policies to be issued	836	1,166
General expenses and taxes accrued	1,883	1,573
Federal income taxes payable	5,988	-
Deferred federal income taxes, net	92,166	45,157
Amounts due for security transactions	8,476	-
Other liabilities	13,723	14,745
Total Liabilities	$3,213,634	$3,220,378

Commitments and Contingencies

Shareholders’ Equity:
Capital stock ($.01 par value; authorized
100,000,000 shares outstanding,
29,574,697 and 29,574,697 shares, respectively)	296	296
Additional paid in capital	7,362	7,123
Accumulated other comprehensive gain	216,320	118,609
Retained earnings	574,515	555,880
Total Shareholders’ Equity	798,493	681,908
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,012,127	$3,902,286

PRESIDENTIAL LIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,		September 30,
	(UNAUDITED)		(UNAUDITED)
REVENUES:	2011	2010	2011	2010
Insurance Revenues:
Premiums	$4,572	$4,274	$13,533	$13,031
Annuity considerations	1,586	21,114	5,983	40,267
Universal life and investment type policy fee income	849	528	2,647	1,587
Equity in earnings (losses) on limited partnerships	103	(845)	2,067	(6,036)
Net investment income	48,212	49,830	146,555	147,682
Net realized investment gains (losses):
Total Other-than-temporary impairment ("OTTI") losses	(3,971)	-	(10,687)	-
OTTI losses recognized in other comprehensive income	836	-	3,924	-
Net OTTI losses recognized in earnings	(3,135)	-	(6,763)	-
Net realized capital gains, excluding OTTI losses	2,215	1,807	27,626	7,921
Other income	257	1,124	2,201	3,739
TOTAL REVENUES	54,659	77,832	193,849	208,191

BENEFITS AND EXPENSES:
Death and other life insurance benefits	4,519	4,408	13,435	13,549
Annuity benefits	20,426	19,991	62,284	60,670
Interest credited to policyholders' account balances	25,428	26,677	76,454	79,996
Other interest and other charges	243	319	950	877
Increase (decrease) in liability for future policy benefits	(6,836)	15,344	(21,293)	18,540
Commissions to agents, net	700	2,117	3,064	5,578
Costs related to consent revocation solicitation and related matters	-	297	-	1,470
General expenses and taxes	4,460	5,237	17,583	13,966
Change in deferred policy acquisition costs	1,295	881	4,457	2,989

TOTAL BENEFITS AND EXPENSES	50,235	75,271	156,934	197,635

Income before income taxes	4,424	2,561	36,915	10,556

Provision (benefit) for income taxes:
Current	16,051	181	18,341	6,565
Deferred	(14,525)	710	(5,605)	(2,906)
	1,526	891	12,736	3,659

NET INCOME	$2,898	$1,670	$24,179	$6,897

Earnings per common share, basic	$0.10	$0.06	$0.82	$0.23
Earnings per common share, diluted	$0.10	$0.06	$0.82	$0.23

Weighted average number of shares outstanding during the period, basic	29,574,697	29,574,697	29,574,697	29,574,697
Weighted average number of shares outstanding during the period, diluted	29,574,697	29,574,697	29,574,697	29,574,697

Footnotes

1 Defined as the yield on invested assets over the cost of money on annuity liabilities.  Yield is inclusive of realized capital gains/ (losses), other-than-temporary-impairments and equity in earnings/(losses) on limited partnerships.

2 In accordance with Generally Accepted Accounting Principles (“GAAP”), sales of deferred annuities and immediate annuities without life contingencies ($11.3 million) are not reported as insurance revenues, but rather as additions to policyholder account balances.  In addition, sales of immediate annuities with life contingencies, which are reported as insurance revenues under GAAP, totaled $1.6 million.